                                                                    EXHIBIT 99.3


                                BCOM3 GROUP, INC.


              INSTRUCTION CARD FOR SPECIAL MEETING OF STOCKHOLDERS


        THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby directs Roger Haupt, Roy Bostock, Richard Fizdale, and Craig Brown, as voting trustees pursuant to the Voting Trust Agreement dated as of January 31, 2000 by and among the undersigned and each of the aforementioned to vote in accordance with the Voting Trust Agreement all shares of stock owned by the undersigned as set forth below at the Special Meeting of Stockholders of Bcom3 Group, Inc. ("Bcom3"), to be held at ______ at ________, on ________, 2002 at __ a.m., Central Daylight Time, and at any adjournment or postponement thereof.


         The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus, each dated ________, 2002, and hereby expressly revokes any and all instructions heretofore given or executed by the undersigned with respect to the shares of stock represented by this Instruction Card and by filing this Instruction Card with the Secretary of the corporation, gives notice of such revocation.

         THE INSTRUCTION GIVEN PURSUANT TO THIS INSTRUCTION CARD MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

         PLEASE COMPLETE, DATE AND SIGN THIS INSTRUCTION CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

         |X| PLEASE MARK VOTES AS IN THIS EXAMPLE

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:


         1. Proposal to adopt the Agreement and Plan of Merger dated as of March 7, 2002 among Bcom3, Boston Three Corporation and Dentsu Inc., and to approve the merger of Boston Three Corporation with and into Bcom3. In this merger, each outstanding share of Class A common stock of Bcom3 will be converted into the right to receive (1) 0.813619 shares of Class A common stock of Bcom3 and (2) a cash amount equal to the quotient of $498,702,393 divided by the number of shares of Bcom3 Class A common stock outstanding immediately prior to the effective time of this merger.


               |_| FOR                |_| AGAINST                |_| ABSTAIN


         2. Proposal to adopt the Agreement and Plan of Merger dated as of March 7, 2002, among Publicis Groupe S.A., Philadelphia Merger Corp., Philadelphia Merger LLC, and Bcom3, as amended by Amendment No. 1 thereto dated as of June __, 2002, and to approve the merger of Bcom3 with and into Philadelphia Merger Corp. In this merger, each outstanding share of Class A common stock of Bcom3 will be converted into the right to receive (1) 1.666464 Publicis ordinary shares, par value euro 0.40 per share, (2) the usufruct interest in 0.548870 Publicis ordinary shares for a two-year period, together with right to receive bare legal title to such shares on the second anniversary of the closing date,
(3) 0.098108 Publicis ORAs, (4) net cash proceeds from the sale of euro
53.861277 in principal amount of the debt portion of Publicis OBSAs (net of sale expenses and an amount to cash out Bcom3 options) and (5) warrants to purchase
1.765944 Publicis ordinary shares, as more fully described in the proxy
statement/prospectus dated         , 2002 relating to this merger.


               |_| FOR                |_| AGAINST                |_| ABSTAIN

         3. Proposal to grant discretionary authority to vote in favor of an adjournment of the meeting, if necessary.

         In their discretion, the voting trustees named above are authorized to vote upon such other matter(s) as may properly come before the meeting or any postponements or adjournments thereof.

                 MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW |_|

         THE SHARES SUBJECT TO THIS INSTRUCTION WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ADOPTION OF EACH MERGER AGREEMENT AND APPROVAL OF EACH MERGER.

         Please date and sign exactly as your name or names appear hereon. Corporate or partnership instruction cards should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. If shares are held by joint tenants or as community property, both parties should sign.



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